UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Allscripts Healthcare Solutions, Inc. (the “Company”) is reporting that it has made the following purchases under its currently authorized $400 million share repurchase program:

•	through March 31, 2012, the Company purchased a total of 2,673,604 shares at an average price per share of $19.43, for an aggregate purchase price (excluding commissions) of $51,955,821; and

•	from April 1, 2012 to May 25, 2012, the Company purchased a total of 15,176,500 shares at an average price per share of $10.91, for an aggregate purchase price (excluding commissions) of $165,521,214.

Repurchases may be made pursuant to Rule 10b5-1 or 10b-18 of the Securities Exchange Act of 1934, as amended. Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means. Any repurchase activity will depend on factors such as the Company’s working capital needs, cash requirements for investments, debt repayment obligations, stock price, and economic and market conditions. There is no guarantee as to the exact number of shares or value thereof that will be repurchased under the share repurchase program. The share repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Additional information regarding the Company’s share repurchase program has been and will be disclosed in the Company’s quarterly reports on Form 10-Q and the Company’s annual reports on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 29, 2012	By:	/s/ Lee Shapiro
Lee Shapiro
President